Exhibit (a)(18)

ARTICLES OF AMENDMENT Stock(for profit)

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Joan Ohlbaum Swirsky, Esquire        <-  Please indicate where you would
DRINKER BIDDLE & REATH LLP           like the acknowledgement copy of the
One Logan Square                     filed document sent. Please include
18th and Cherry Street               complete name and mailing address.
Philadelphia, PA  19103
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Your phone number during the day:  (215) 988-2601
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INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)
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      Submit one original and one exact copy to Department of Financial
Institutions, Division of Corporate and Consumer Services, P.O. Box 7846, Madison, Wisconsin, 53707-7846. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., Madison, WI 53703). The original must include an original manual signature (sec. 180.0120(3)(c), Wis. Stats). If you have any additional questions, please call the Corporations Division at 608-261-9555.

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g.) "RESOLVED, THAT, Article 1 of the Articles of
Incorporation is hereby amended to read as follows.... etc.").

      If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

      By Board of Directors - Refer to sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

      By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec.
180.1003 Wis. Stats. for specific information.

      By Incorporators or Board of Directors - Before issuance of shares - See sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.

FILING FEES
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      Submit the document with a minimum filing fee of $40.00, payable to
SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgement copy stamped "FILED" will be sent to the address indicated above.

                             ARTICLES OF AMENDMENT
                              STOCK (FOR PROFIT)

A.    Name of Corporation:   Firstar Funds, Inc.
                          --------------------------
                              (prior to any change effected by this amendment)
                               --------

     Text of Amendment  (Refer to the existing articles of incorporation and
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     instruction A.  Determine those items to change and set forth below the number identifying the paragraph being changed and how the amended paragraph is to read.)

          RESOLVED, THAT, the articles of incorporation be amended as follows:

                              SEE ATTACHED

      The effective date of these Articles of Amendment shall be      ,  , 2000.
                                                                 ----- --

B.    Amendment(s) adopted on          ,  , 2000          (Directors)
                           --------------------------------------
                              (date)

     Indicate the method of adoption by checking the appropriate choice below:

      ( X ) In accordance with sec. 180.1002, Wis. Stats. (By the Board of
            Directors)
   OR
      (   ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of
            Directors and Shareholders)
   OR
      (   ) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or
            Board of Directors, before issuance of shares)

C.    Executed on behalf of the
      corporation on                              ,   , 2000
                                          -------- ---
                                             (date)

                                          -----------------------------
                                                    (signature)

                                           Bruce R. Laning
                                          -----------------------------
                                                  (printed name)

                                             President
                                          -----------------------------
                                                  (officer's title)


D.    This document was drafted by   Joan Ohlbaum Swirsky, Esquire
                                  -----------------------------
                                  (name of individual required by law)


                             FILING FEE - $40.00 OR MORE
        SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures
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

                     AMENDMENT TO ARTICLES OF INCORPORATION
              ADOPTED BY BOARD OF DIRECTORS ON              , 2000
             -----------------------------------------------------

            (a)   The name of the Company is Firstar Funds, Inc.

    (b) and (c)   The text of the Amendment which determines the terms of the
                  Company's Class 22-Institutional Series, Class 22-A Series,
                  Class 22-B Series, Class 22-Y Series, Class 23-Institutional
                  Series, Class 23-A Series, Class 23-B Series, Class 23-Y
                  Series, Class 24-Institutional Series, Class 24-A Series,
                  Class 24-B Series and Class 24-Y Series Common Stock and the number of shares thereof is as follows:

                  RESOLVED, that pursuant to Article V of the Articles of Incorporation of the Company, One Hundred Million authorized, unissued and unclassified shares of Class 22 Common Stock of the Company be, and hereby are, divided into and classified as Class 22-Institutional Series, One Hundred Million authorized, unissued and unclassified shares of Class 22 Common Stock of the Company be, and hereby are, divided into and classified as Class 22-A Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 22 Common Stock of the Company be, and hereby are divided into and classified as Class 22-B Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 22 Common Stock of the Company be, and hereby are, divided into and classified as Class 22-Y Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 23 Common Stock of the Company be, and hereby are, divided into and classified as Class 23-Institutional Series, One Hundred Million authorized, unissued and unclassified shares of Class 23 Common Stock of the Company be, and hereby are divided into and classified as Class 23-A Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 23 Common Stock of the Company be, and hereby are divided into and classified as Class 23-B Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 23 Common Stock of the Company be, and hereby are, divided into and classified as Class 23-Y Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 24 Common Stock of the Company be, and hereby are, divided into and classified as Class 24-Institutional Series, One Hundred Million authorized, unissued and unclassified shares of Class 24 Common Stock of the Company be, and hereby are divided into and classified as Class 24-A Series Common Stock, One Hundred Million authorized, unissued and unclassified shares of Class 24 Common Stock of the Company be, and hereby are divided into and classified as Class 24- B Series Common Stock and One Hundred Million authorized, unissued and unclassified shares of Class 24 Common Stock of the Company be, and hereby are, divided into and classified as Class 24-Y Series Common Stock with all of the preferences, limitations and relative rights set forth in Article V. B. of said Articles of Incorporation.

            (d) No shares of the Company's Class 22-Institutional Series, Class 22-A Series, Class 22-B Series, Class 22-Y Series, Class 23-Institutional Series, Class 23-A Series, Class 23-B Series, Class 23-Y Series, Class 24-Institutional, Class-A Series, Class 24-B Series and Class 24-Y Series Common Stock have been issued.

            (e)   The Amendment was adopted on         , 2000.
                                               --------

            (f) The Amendment was unanimously adopted by the Board of Directors and shareholder action was not required.